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                                   EXHIBIT 5.1

                                  LEGAL OPINION
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                      AKERMAN, SENTERFITT & EIDSON, P.A.
                          One Southeast Third Avenue
                                  Suite 2800
                             Miami, Florida 33131
                                (305) 374-5600

                               December 13, 1999

Weitzer Homebuilders Incorporated
14505 Commerce Way
Suite 400
Miami Lakes, Florida 33015

     Re:   Registration Statement on Form S-8
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Gentlemen:

     We are counsel to Weitzer Homebuilders Incorporated, a Florida corporation (the "Company"), and our opinion has been requested with respect to the inclusion of an aggregate 10,000 of the Company's Class A Common Stock (the "Shares"), in a Registration Statement on Form S-8, of which all of such Shares are issuable pursuant to awards made under the Company's 1999 Stock Plan.

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, issued by the Business Law Section of The Florida Bar, 46 The Business Lawyer, No. 4 (the
                                            -------------------
"Report"). The Report is incorporated by reference into this opinion.

     Based upon the foregoing, it is our opinion that the Shares issuable pursuant to awards made under the 1999 Stock Plan have been duly authorized and when issued in accordance with awards made pursuant to and in accordance with the 1999 Stock Plan, will be validly issued, fully paid and non-assessable.

     In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 relating to the Shares, as filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission.

                              Very truly yours,

                              AKERMAN, SENTERFITT & EIDSON, P.A.

                              /s/ AKERMAN, SENTERFITT & EIDSON, P.A.